Exhibit 3.85
ARTICLES OF MERGER
OF
NORMAL LIFE OF SHERIDAN, INC.
INTO
NORMAL LIFE OF TERRE HAUTE, INC.
     The undersigned corporation, Normal Life of Terre Haute, Inc., DOES HEREBY CERTIFY:
     FIRST: That the name and state of incorporation of each of the s• constituent corporations to the merger is as follows:
     SECOND: That a Plan of Merger dated July 1, 1996 between the parties to the merger (a copy of which is attached hereto as Exhibit A) has been adopted by the board of directors of each of the constituent corporations in accordance with the requirements of Section 23-1-40-1 of the Indiana Business Corporation Law. The approval of the shareholders of each constituent corporation to the merger is not required.
     THIRD: The surviving corporation of the merger is Normal Life of Terre Haute, Inc., an Indiana corporation, which name is hereby changed to “Normal Life of Central Indiana, Inc.”
     FOURTH: That the Articles of Incorporation of the surviving corporation, Normal Life of Central Indiana, Inc. (formerly known as Normal Life of Terre Haute, Inc.), an Indiana corporation, shall be the Articles of Incorporation of the surviving corporation; provided that such Articles of Incorporation shall be amended at the effective time of the merger as provided in paragraph Third hereto.
     FIFTH: That such executed Plan of Merger is on file at the principal place of business of the surviving corporation, which is 9100 Marksfield Road, Louisville, Kentucky 40222.
     IN WITNESS WHEREOF, the undersigned, by and through its duly authorized officer, does make these Articles of Merger, and such officer hereby affirms under penalty of perjury that these Articles of Merger are his act and deed and that the facts stated herein are true, and accordingly has hereunto set his hand, this 1st day of July, 1996.
NORMAL LIFE OF CENTRAL INDIANA, INC.
(f/k/a NORMAL LIFE OF TERRE HAUTE, INC.)

By:	/s/ Frederic H. Davis
Name: Frederic H. Davis
Title: Executive Vice President

EXHIBIT A
to Articles of Merger
PLAN OF MERGER
     This is a Plan of Merger dated as of July 1, 1996, between Normal Life of Terre Haute, Inc. (“NLTH”), an Indiana corporation and wholly-owned subsidiary of Normal Life, Inc., a Kentucky corporation, and Normal Life of Sheridan, Inc. (“NLSI”), an Indiana corporation and also a wholly-owned subsidiary of Normal Life, Inc. NLTH and NLSI are hereinafter sometimes referred to as “Constituent Corporations”, and NLTH as the “Surviving Corporation”.
Recitals
     1. NLTH and NLSI intend that NLSI merge into and with NLTH (the “Merger”), upon the terms and conditions set forth herein and in accordance with the Indiana Business Corporation Law (“Indiana BCL”) such that NLTH will continue as the surviving corporation and the separate existence of NLSI shall cease;
     2. NLTH and NLSI further intend that upon the Effective Time (hereafter defined) of the Merger all outstanding shares of the capital stock of NLSI be converted into capital stock of NLTH as provided herein;
     3. The respective boards of directors of NLSI and NLTH have approved the Merger; and
     4. NLSI and NLTH further intend that at the Effective Time of the Merger the name of NLTH shall be changed to “Normal Life of Central Indiana, Inc.”
     NOW, THEREFORE, in consideration of the mutual agreements and conditions herein contained, and in order to set forth the terms and conditions of the Merger and mode of carrying the same into effect, the parties hereby agree as follows:
ARTICLE I —THE MERGER
     SECTION 1.1 THE MERGER. Subject to the terms and conditions of this Plan of Merger, at the Effective Time, (as hereinafter defined), in accordance with this Plan of Merger and the Indiana BCL, NLSI shall be merged with and into NLTH. NLTH shall be the surviving corporation, and shall continue its corporate existence under the law of Indiana, and the separate existence of NLSI shall cease.
     SECTION 1.2 CONSUMMATION OF MERGER: EFFECTIVE TIME. The parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Indiana Articles of Merger complying with the provisions of Section 231-40-5 of the Indiana BCL. Once that filing has been made and the Indiana Secretary of State issues a Certificate of Merger, the Merger shall become effective. The date and time when the Merger shall become effective is herein referred to as the “Effective Time.”
     SECTION 1.3 EFFECT OF THE MERGER. The Merger shall have the effects set forth in Section 43-1-40-6 of the Indiana BCL, and upon the effectiveness of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of the Constituent Corporations, of a public as well as of ‘a private nature; it shall be subject to all of the restrictions, disabilities and duties, of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.
     SECTION 1.4 ARTICLES OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS. The Articles of Incorporation of NLTH, as amended in Article III below, shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Time. The By-Laws of NLTH shall be the By-Laws of the Surviving Corporation from and after the Effective Time. The initial directors of the Surviving Corporation shall be comprised of J. Robert Shaver, Kathryn S. Graham, and Frederic H. Davis, and the principal officers of the surviving corporation shall include: J. Robert Shaver, President; Kathryn Graham, Executive Vice President, Secretary and Treasurer, and Frederic H. Davis, Executive Vice President.
     SECTION 1.5 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of any of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of any of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporation, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.
ARTICLE II — CONVERSION OF SECURITIES
     SECTION 2.1 CONVERSION OF SHARES. At the Effective Time, each share of common stock, no par value, of NLSI (“NLSI Common Stock”), issued and outstanding immediately prior to the Effective Time shall, automatically by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) validly issued, fully paid. and nonassessable share of common stock, no par value, of the Surviving Corporation (other than such shares, if any, held in the treasury of NLSI, which shall be cancelled and retired, and for which no. capital stock of the Surviving Corporation, cash or other consideration shall be paid or delivered). No fractional shares of NLTH Common Stock shall be issued in the conversion.
     SECTION 2.2 STOCK OPTIONS, WARRANTS, ETC. At the Effective Time, each outstanding stock option, warrant or other right to purchase NLSI Common Stock, whether or not then exercisable or vested, shall be cancelled and deemed null and void.
     SECTION 2.3 CLOSING OF STOCK TRANSFER BOOKS. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of capital stock of NLSI that was issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for the capital stock of NLSI are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger consideration as provided for in this Article II. After the Effective Time, each holder of the stock of NLSI shall cease to have any rights as a stockholder of NLSI, except to receive the Merger consideration provided for herein.
ARTICLE III — CHANGE OF NAME
     SECTION 3.1 CHANGE OF NAME. The Surviving Corporation does hereby modify and amend ARTICLE I of its Articles of Incorporation (filed September 23, 1988) as follows as of the Effective Time:
     The name of the corporation shall be: Normal Life of Central Indiana, Inc.
     IN WITNESS WHEREOF, the undersigned Constituent Corporations, by and through their duly authorized officer, do make this Plan of Merger, and such officer hereby affirms under penalty of perjury that this Plan of Merger is his act and deed and that the facts stated herein are true, and accordingly has hereunto set his hand, this 1st day of July, 1996.

NORMAL LIFE OF SHERIDAN, INC.
By:	/s/ Frederic H. Davis
Frederic H. Davis
Executive Vice President

NORMAL TERRE HAUTE, INC.
By:	/s/ Frederic H. Davis
Frederic H. Davis
Executive Vice President